Exhibit 99.2

Pregis Holding II Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements present financial information to give effect to the sale of the Hexacomb business to be accounted for in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment. The unaudited pro forma condensed consolidated statements of earnings present the consolidated results of continuing operations of the company, assuming the sale occurred as of January 1, 2008. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 presents the consolidated financial position of the company, assuming the sale occurred on that date. Beginning with the third quarter ended September 30, 2011, the company reported the results of the Hexacomb business as discontinued operations. As of September 30, 2011, the assets and liabilities of the business were classified as assets and liabilities of discontinued operations held for sale. The unaudited financial information is subject to the assumptions and adjustments in the notes accompanying the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the sale of the businesses. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the company included in its Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited financial statements filed in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2011.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the sale been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	00000000	00000000	00000000
	Nine Months Ended September 30, 2011
	Continuing Operations As Reported (A)	Pro Forma Adjustments	Pro Forma Adjusted
Net Sales	$625,217		$625,217
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	498,258		498,258
Selling, general and administrative	81,712		81,712
Depreciation and amortization	35,036		35,036
Goodwill impairment	18,072		18,072
Other operating expense, net	4,240		4,240

Total operating costs and expenses	637,318		637,318

Operating loss from continuing operations	(12,101)		(12,101)
Interest expense, net of interest income	37,592		37,592
Foreign exchange loss, net	1,170		1,170

Loss from continuing operations before income taxes	(50,863)		(50,863)
Income tax expense (benefit)	(2,866)		(2,866)

Loss from continuing operations	$(47,997)		$(47,997)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2010
	As Reported	Less Discontinued Operations ( B )	Adjusted Continuing Operations
Net Sales	$873,206	$(101,578)	$771,628
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	684,498	(74,374)	610,124
Selling, general and administrative	130,057	(16,033)	114,024
Depreciation and amortization	46,454	(2,718)	43,736
Other operating expense, net	9,442	(363)	9,079

Total operating costs and expenses	870,451	(93,488)	776,963

Operating income (loss) from continuing operations	2,755	(8,090)	(5,335)
Interest expense, net of interest income	48,364	(106)	48,258
Interest income	(254)	60	(194)
Foreign exchange (income) loss, net	642	(27)	615

Loss from continuing operations before income taxes	(45,997)	(8,017)	(54,014)
Income tax expense (benefit)	(8,925)	(2,822)	(11,747)

Loss from continuing operations	$(37,072)	$(5,195)	$(42,267)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2009
	As Reported	Less Discontinued Operations ( B )	Adjusted Continuing Operations
Net Sales	$801,224	$(88,743)	$712,481
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	609,515	(66,868)	542,647
Selling, general and administrative	117,048	(14,927)	102,121
Depreciation and amortization	44,783	(2,984)	41,799
Other operating expense, net	14,980	(1,701)	13,279

Total operating costs and expenses	786,326	(86,480)	699,846

Operating income (loss) from continuing operations	14,898	(2,263)	12,635
Interest expense, net of interest income	42,604	(124)	42,480
Interest income	(394)	79	(315)
Foreign exchange (income) loss, net	(6,303)	119	(6,184)

Loss from continuing operations before income taxes	(21,009)	(2,337)	(23,346)

Income tax expense (benefit)	(2,999)	(1,039)	(4,038)

Loss from continuing operations	$(18,010)	$(1,298)	$(19,308)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Statements of Operations

(Unaudited)

(dollars in thousands)

	Year ended December 31, 2008
	As Reported	Less Discontinued Operations ( B )	Adjusted Continuing Operations
Net Sales	$1,019,364	$(118,828)	$900,536
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	798,690	(88,356)	710,334
Selling, general and administrative	127,800	(18,011)	109,789
Depreciation and amortization	52,344	(3,347)	48,997
Goodwill impairment	19,057	—	19,057
Other operating expense, net	8,146	(854)	7,292

Total operating costs and expenses	1,006,037	(110,568)	895,469

Operating income (loss) from continuing operations	13,327	(8,260)	5,067
Interest expense, net of interest income	49,069	(226)	48,843
Interest income	(875)	86	(789)
Foreign exchange (income) loss, net	14,728	(139)	14,589

Loss from continuing operations before income taxes	(49,595)	(7,981)	(57,576)
Income tax expense (benefit)	(1,865)	(3,043)	(4,908)

Loss from continuing operations	$(47,730)	$(4,938)	$(52,668)

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Pro Forma Consolidated Balance Sheets

September 30, 2011

(unaudited)

(dollars in thousands, except share and per share data)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted
Assets
Current assets
Cash and cash equivalents	$21,247	$116,500	(C)	$137,747
Accounts receivable
Trade, net of allowances of $8,536 and $7,151 respectively	123,328	—		123,328
Other	16,407	—		16,407
Inventories, net	89,869	—		89,869
Deferred income taxes	3,186	—		3,186
Due from Pactiv	1,167	—		1,167
Assets held for sale	99,465	(99,465	)(D)	—
Prepayments and other current assets	9,308	—		9,308

Total current assets	363,977	17,035		381,012
Property, plant and equipment, net of accumulated depreciation of $215,546 and $190,927, respectively	180,149	—		180,149
Other assets
Goodwill	60,510	—		60,510
Intangible assets, net	45,707	—		45,707
Deferred financing costs, net	6,218	—		6,218
Due from Pactiv, long-term	6,322	—		6,322
Pension and related assets	11,859	—		11,859
Restricted Cash	3,503	—		3,503
Other	383	—		383

Total other assets	134,502	—		134,502

Total assets	$678,628	$17,035		$695,663

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$2,601	(2,500	)(C)	$101
Accounts payable	98,652	—		98,652
Accrued income taxes	—	5,247	(E)	5,247
Accrued payroll and benefits	14,775	—		14,775
Accrued interest	12,653	—		12,653
Liabilities held for sale	18,469	(18,469	)(D)	—
Other	18,141	—		18,141

Total current liabilities	165,291	(15,722)		149,569
Long-term debt	492,081	—		492,081
Deferred income taxes	13,721	—		13,721
Long-term income tax liabilities	3,990	—		3,990
Pension and related liabilities	3,732	—		3,732
Other	13,808	—		13,808
Stockholder’s equity:
Common stock—$0.01 par value; 1,000 shares authorized, 149.0035 shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—		—
Additional paid-in capital	155,992	—		155,992
Accumulated deficit	(161,374)	32,757	(F)	(128,617)
Accumulated other comprehensive loss	(8,613)	—		(8,613)

Total stockholder’s equity	(13,995)	32,757		18,762

Total liabilities and stockholder’s equity	$678,628	$17,035		$695,663

See Notes to Pro Forma Consolidated Financial Statements.

Pregis Holding II Corporation

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the sale of the Hexacomb business to be accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of earnings are presented as if the sale occurred as of January 1, 2008. The anticipated nonrecurring after-tax gain on the sale is not reflected in the pro forma condensed consolidated statements of earnings. The unaudited pro forma condensed balance sheet is presented as if the sale occurred on September 30, 2011 and is based on the historical balance sheet as of that date. The nonrecurring after-tax gain is reflected in the pro forma balance sheet.

A.	In the third quarter report filed on Form 10-Q, the results of the Hexacomb business were reported as discontinued operations and therefore were excluded from continuing operations.

B.	The Discontinued Operations columns in the unaudited pro forma information represent the historical financial results of the company’s Hexacomb business.

C.	The Pro Forma adjustments represent anticipated proceeds from the sale of $125 million, less $6.0 million of transaction costs and expenses associated with selling the business, less the $2.5 million of net proceeds expected to be used to pay down a portion of ABL debt. The remaining net proceeds will be used to pay income taxes associated with the sale and for general corporate purposes.

D.	The Pro Forma adjustments represent the elimination of the assets and liabilities of the discontinued operations classified as assets and liabilities held for sale.

E.	The Pro Forma adjustment represents the taxes payable of $5.2 million associated with the gain on the sale.

F.	The estimated after-tax gain of approximately $32.8 million is reflected as an adjustment to retained earnings. The after-tax gain includes the tax impact described in note (E). This estimate is based on the historical information as of September 30, 2011. Actual adjustments may differ from the information presented.